EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 33-90820, 33-90822, 333-42685 and 333-47591 of PennFed Financial Services, Inc.
on Forms S-8, and Registration Statement No. 333-20499 of PennFed Financial Services, Inc. on Form S-3 of our report dated August 27, 2004, appearing in this Annual Report on Form 10-K of PennFed Financial Services, Inc. for the year ended June 30, 2004.


/s/ Deloitte & Touche LLP

Parsippany, New Jersey
September 13, 2004